                                                                     EXHIBIT 1.1

                     PLASMA & MATERIALS TECHNOLOGIES, INC.

                                  $75,000,000

                7-1/8% Convertible Subordinated Notes Due 2001

                              PURCHASE AGREEMENT


                                                              New York, New York
                                                                 October 1, 1996


Salomon Brothers Inc
Unterberg Harris
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

          Plasma & Materials Technologies, Inc., a California corporation (the "Company" or "PMT"), proposes to issue and sell to the parties named in Schedule I hereto (the "Purchasers"), $75,000,000 principal amount of its 7-1/8% Convertible Subordinated Notes due 2001 (the "Firm Securities"). The Securities will be convertible into shares of Common Stock, no par value per share (the "Common Stock"), of the Company at the conversion price set forth herein. The Company also proposes to grant to you an option to purchase up to $11,250,000 additional principal amount of such Notes to cover over-allotments, if any (the "Option Securities" and, together with the Firm Securities, the "Securities"). The Securities are to be issued under an indenture (the "Indenture") to be dated as of October 7, 1996, between the Company and U.S. Trust Company of California, N.A., as trustee (the "Trustee").

          The sale of the Securities to you will be made without registration of the Securities or the Common Stock issuable upon conversion thereof under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from the registration requirements of the Act provided by Section 4(2) thereof. You have advised the Company that you will make an offering of the Securities purchased by you hereunder in accordance with Section 4 hereof on the terms set forth in the Final Memorandum (as defined below), as soon as you deem advisable after this Agreement has been executed and delivered.

          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated September 13, 1996 (the "Preliminary Memorandum"), and a final offering memorandum, dated October 1, 1996 (the "Final Memorandum"). The Company has also prepared a final proxy statement dated September 11, 1996, and supplement dated October 1, 1996 (the "Final Proxy Statement"), to be delivered to
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its shareholders in order to obtain shareholder approval of the Company's acquisition of Electrotech Limited and Electrotech Equipments Limited (collectively, "Electrotech") pursuant to the Share Purchase Agreement dated July 17, 1996, as amended ("Share Purchase Agreement") among the Company, Electrotech and the shareholders named therein, as well as certain other matters described therein. Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Securities and the Common Stock issuable upon conversion thereof. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with the offering and resale by the Purchasers of the Securities. Any references herein to the Preliminary Memorandum and the Final Memorandum shall be deemed to include all exhibits thereto and all documents incorporated by reference therein that were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), including but not limited to the Final Proxy Statement; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include the filing of any document under the Exchange Act after the Execution Time that is incorporated by reference therein.

          The holders of the Securities or the Common Stock issuable upon conversion thereof will be entitled to the benefits of the Registration Agreement to be dated October 7, 1996, between the Company and the Purchasers (the "Registration Agreement").

          1.   Representations and Warranties.  The Company represents and
               ------------------------------
warrants to, and agrees with, each Purchaser as set forth below in this Section
1.

          (a) Each of the Preliminary Memorandum and the Final Memorandum as of its respective date did not, and the Final Memorandum (as the same may have been amended or supplemented) as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the
                                                 --------  -------
     Company makes no representations or warranties as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchasers specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereof or thereto). All documents incorporated by reference in the Preliminary Memorandum or the Final Memorandum that were filed under the Exchange Act on or before the Execution Time complied, and all such documents that are filed under the Exchange Act after the Execution Time and on or before the Closing Date will comply, in all material respects with the applicable requirements of the Exchange Act and the rules thereunder.

          (b) The Company has not taken and will not take, directly or indirectly, any action prohibited by Rule 10b-6 under the Exchange Act in connection with the offering of the Securities.

          (c) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Act ("Regulation D")) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities or the Common Stock issuable upon conversion thereof under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

          (d) Assuming compliance by the Purchasers with their representations, warranties and agreements set forth in Section 4 hereof and provided that the Securities are otherwise offered and sold by the Purchasers in the manner contemplated by this Agreement and the Final Memorandum, except as contemplated by the Registration Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (e) None of the Company, its affiliates or any person acting on behalf of the Company or its affiliates has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities, and the Company and its affiliates and any person acting on its or their behalf have complied with the offering restrictions requirement of Regulation S with respect to the offering of the Securities.

          (f) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

          (g) The Securities satisfy the eligibility requirements set forth in Rule 144A(d)(3) under the Act.

          (h) The Company has agreed to permit the Securities to be designated PORTAL eligible securities, will pay the requisite fees related thereto and has provided all necessary information to the National Association of

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     Securities Dealers, Inc. in order to ensure that the Securities are designated PORTAL eligible securities.

          (i) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

          (j) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

          (k) The information provided by the Company pursuant to Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (l) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, and in which the failure to be so qualified would, in the aggregate in all such cases, have a material adverse effect on the business, condition (financial or otherwise), results of operation, operations or prospects of the Company and its subsidiaries on a consolidated basis (a "Material Adverse Effect").

          (m) The Company's authorized equity capitalization is as set forth in the Final Memorandum; the capital stock of the Company conforms to the description thereof contained in the Final Memorandum; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the Securities being sold hereunder have been duly and validly authorized and, when validly authenticated, issued and delivered in accordance with the Indenture and paid for by the Purchasers pursuant to this Agreement, will be validly issued and outstanding obligations enforceable in accordance with their terms and entitled to the benefits of the Indenture. Upon delivery of the Securities pursuant to this Agreement and payment therefor as contemplated herein, the Purchasers will acquire good and marketable title to the Securities, free and clear of any liens, claims, encumbrances, and security interests ("Liens"), restriction on transfer (other than those imposed by state or Federal securities laws) or other defect in title. The appropriate number of shares of Common Stock issuable upon conversion of the Securities has been duly reserved for issuance, and such shares have been duly and validly authorized, and will when issued upon conversion of the Securities against delivery thereof, be validly issued, fully paid and non-assessable. The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive right or other similar rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion thereof.

          (n) Except as described in the Final Memorandum, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company; except as described in the Final Memorandum, there is no holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Securities or the right to have any Common Stock or other securities of the Company included in the offering.

          (o) There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character which would have a Material Adverse Effect which is not adequately disclosed in the Final Memorandum. The descriptions in the Final Memorandum of statutes, regulations, contracts, franchises, other documents, and pending or threatened actions, suits or proceedings before any court or arbitrator, or brought by any governmental agency, authority or body are accurate in all material respects and fairly summarize the matters therein described.

          (p) The consolidated financial statements of the Company and its consolidated subsidiaries, together with related schedules and notes, included in the Final Memorandum present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods or at the dates therein specified; the combined financial statements of Electrotech, together with related schedules and notes, present fairly the combined profit and loss accounts, combined statements of total recognized gains and losses and combined balance sheets of Electrotech for the periods or at the dates therein specified; such consolidated and combined financial statements and related schedules and notes have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved except as otherwise noted in such financial statements; and the other financial data concerning the Company and its subsidiaries and

     Electrotech set forth in the Final Memorandum (and any amendment or supplement thereto) are accurately presented and were derived from such financial statements and the books and records of the Company or Electrotech, as the case may be. The pro forma consolidated financial statements and other pro forma financial information included or incorporated in the Final Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. Ernst & Young LLP are independent public accountants under the Act and the Exchange Act and the related published rules and regulations thereunder.

          (q) Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation or bylaws, or other organizational documents, or in violation in any material respect of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or its subsidiaries, or in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or its subsidiaries are a party or by which it or any of their properties may be bound.

          (r) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own their properties and to conduct their business in the manner described in the Final Memorandum, except where the failure so to have would not, in all such cases in the aggregate, result in a Material Adverse Effect; the Company and each subsidiary has fulfilled and performed all of their material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and none of such permits contains any restriction that is materially burdensome to the Company or its subsidiaries in conducting its or their business as described in the Final Memorandum.

          (s) Subsequent to the respective dates of which information is given in the Final Memorandum, there has not been (1) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (2) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (3) any obligation, direct or contingent, that is material to the Company incurred by the Company, except obligations incurred in the ordinary course of business, (4) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company,
     (5) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (6) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect.

          (t) Except as set forth in the Final Memorandum, (1) the Company has good and marketable title to all properties and assets described in the Final Memorandum as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a Material Adverse Effect, (2) the agreements to which the Company is a party described in the Final Memorandum are valid agreements, enforceable by the Company and its subsidiaries (as applicable), except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles or with respect to which any unenforceability would not have a Material Adverse Effect and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements, and (3) the Company has valid and enforceable leases for all properties described in the Final Memorandum as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles or with respect to which any unenforceability would not have a Material Adverse Effect. Except as set forth in the Final Memorandum, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

          (u) The Company and its subsidiaries have filed all material federal, state, local, and foreign tax returns required to be filed, which returns are true and correct in all material respects, and the Company and its subsidiaries are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where either (i) the amount of such unpaid taxes is not in excess of the amount reserved therefor, or (ii) the Company is contesting such default in good faith through appropriate proceedings.

          (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) The Company and its subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, and know-how or other similar rights ("Intellectual Property") described in the Final Memorandum as being owned or possessed by them, or necessary for the conduct of its business as described in the Final Memorandum; the Company has not infringed, is not now infringing, and its business as presently conducted and as proposed to be conducted will not cause it to infringe, any Intellectual Property belonging to any other person, which infringement or infringements, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; the Company has not received any claim or notice of infringement or potential infringement of any Intellectual Property of any other person which could reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any claim against a third party with respect to the infringement by such third party of Intellectual Property of the Company or any such subsidiary material to the business or prospects of the Company and its subsidiaries considered as a whole. To the Company's knowledge, the Company is not using any confidential information or trade secrets of any former employer of any past or present employees.

          (x) Neither the Company nor any of its subsidiaries is involved in any labor dispute with any union or group of employees nor, to the knowledge of the Company, is any dispute threatened; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, distributors, licensees or contractors which might reasonably be expected to result in a Material Adverse Effect or any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company.

          (y) The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for their respective businesses, including, but not limited to, general liability insurance and insurance covering real and personal property owned or leased by the Company or any of its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (z) This Agreement, the Indenture and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable against the Company in accordance with their terms, except to the extent that rights to indemnity and contribution hereunder may be limited by federal securities law or the public policy of a state with respect to such matters.

          (aa) Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, except as contemplated by the Registration Agreement, (i) requires any consent, approval, authorization or other order of or registration or filing with any court, regulatory body, administrative agency or other governmental body, agency or official (assuming compliance by the Purchasers with their representations, warranties and agreements set forth in Section 4 hereof and provided that the Securities are otherwise offered and sold by the Purchasers in the manner contemplated by this Agreement and the Final Memorandum) (except such as may have been obtained or such as may be required for compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or bylaws of the Company or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject.

          (ab) The representations and warranties of the Company contained in the Share Purchase Agreement are true and correct in all material respects at and as of the date hereof as if made at and as of such date. The Company has no reason to believe that such representations and warranties will not be true and correct as of the consummation of the Acquisition ("Acquisition Closing

     Date"), that the representations and warranties of Electrotech contained in the Share Purchase Agreement are or will be untrue or inaccurate as of the date hereof and the Acquisition Closing Date, or that any of the conditions to the obligations of Electrotech or the Company to consummate the Acquisition will not be satisfied (without waiver) prior to the Acquisition Closing Date.

          2.   Purchase and Sale.
               -----------------

          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree to purchase from the Company, the Firm Securities at a purchase price of 96.25% of the principal amount thereof, plus accrued interest, if any, from October 7, 1996, to the Closing Date (the difference between such amount and 100% of the principal amount of the Firm Securities shall be referred to as the "Firm Discount"); provided, however, that the Company shall pay, or cause the Trustee to pay, to the Purchasers the amount of the Discount, together with interest earned thereon, only upon the release of the Collateral under Section 4.8(c)(i) of the Indenture. Each such Security will be convertible at the option of the holder into shares of Common Stock of the Company at a conversion price $15.635 per share of Common Stock, subject to adjustment as specified in the Final Memorandum.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option (the "Option") to the Purchasers to purchase the Option Securities at a purchase price of 96.25% of the principal amount thereof, plus accrued interest, if any, from October 7, 1996, to the settlement date for the Option Securities (the difference between such amount and 100% of the principal amount of the Option Securities purchased shall be referred to as the "Option Discount"); provided, however, that the Company will pay, or cause the Trustee to pay, to the Purchasers the amount of the Option Discount, together with interest earned thereon, only upon the release of the Collateral under Section 4.8(c)(i) of the Indenture. The Option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Purchasers. The Option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Memorandum upon written or telegraphic notice by the Purchasers to the Company setting forth the principal amount of Option Securities as to which the Purchasers are exercising the Option and the settlement date therefor. Delivery of certificates for the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof.

          (c) The Purchasers shall notify the Company of the completion of the sale of the Securities by the Purchasers.

          3.   Delivery and Payment.  Delivery of and payment for the Firm
               --------------------
Securities and Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on October 7, 1996, or such later date as the Purchasers and the Company shall agree (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Purchasers against payment by the Purchasers of 100% of the principal amount of the Firm Securities to or upon the order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds. Delivery of the Securities shall be made at such location as the Purchasers shall reasonably designate at least one (1) business day in advance of the Closing Date and payment for the Securities shall be made at the office of Munger, Tolles & Olson, 355 South Grand Avenue, Los Angeles, California. Certificates for the Securities shall be registered in such names and in such denominations as the Purchasers may request not less than three full business days in advance of the Closing Date.

          The Company agrees to have the Securities available for inspection, checking and packaging by the Purchasers in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          If the Option is exercised after the third business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Purchasers, at Seven World Trade Center, New York, New York, on the date specified by the Purchasers (which shall be within three business days after exercise of the Option), certificates for the Option Securities in such names and denominations as the Purchasers shall have requested against payment of 100% of the principal amount of the purchased Option Securities to or upon order of the Company by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Purchasers on the settlement date for the Option Securities, and the obligation of the Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          4.   Offering of Securities; Restrictions on Transfer.
               ------------------------------------------------

          (a) Each of the Purchasers, severally and not jointly, represents and warrants to and agrees with the Company that (i) it has not solicited and will not solicit any offer to buy, and has not offered and will not offer to sell, the

     Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Securities sold in reliance on Regulation S, by means of any directed selling efforts and (ii) it has solicited and will solicit offers to buy the Securities only from, and has offered and will offer, sell or deliver the Securities only to, (A) persons who it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a qualified institutional buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, (B) persons who it reasonably believes to be institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D), and who provide to it a letter in the form of Exhibit A hereto or (C) persons to whom, and under circumstances which, it reasonably believes offers and sales of Securities may be made without registration of the Securities under the Act in reliance upon Regulation S thereunder.
     Each of the Purchasers also represents and warrants and agrees that it has offered and will offer to sell the Securities only to, and has solicited and will solicit offers to buy the Securities only from, persons that in purchasing such Securities will be deemed to have represented and agreed as provided under "Investor Representations and Restrictions on Resale" in Exhibit B hereto.

          (b) Each of the Purchasers represents and warrants to and agrees with the Company that (i) it has not offered or sold, and will not offer or sell any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

          5.   Agreements.  The Company agrees with the Purchasers that:
               ----------

          (a) The Company will furnish to the Purchasers, without charge, during the period mentioned in paragraph (d) below, as many copies of the Final Memorandum and any supplements and amendments thereof or thereto as the Purchasers may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior consent of the Purchasers. Prior to the completion of the sale of the Securities by the Purchasers, the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless the Company has furnished you a copy for your review prior to filing and will not file any such document to which you reasonably and timely object.

          (c) The Company will promptly advise the Purchasers when, prior to the completion of the sale of the Securities by the Purchasers, any document filed under the Exchange Act which is incorporated by reference in the Final Memorandum shall have been filed with the Securities and Exchange Commission (the "Commission").

          (d) If at any time prior to the completion of the sale of the Securities by the Purchasers, any event occurs as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Memorandum (including any document incorporated by reference therein which was filed under the Exchange Act) to comply with the Exchange Act or the rules thereunder or other applicable law, the Company promptly will notify the Purchasers of the same and, subject to paragraph (b) of this Section 5, will prepare and provide to the Purchasers pursuant to paragraph (a) of this Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance and, in the case of such an amendment or supplement which is to be filed under the Exchange Act and which is incorporated by reference in the Final Memorandum, will file such amendment or supplement with the Commission.

          (e) The Company will cooperate with you and your counsel in endeavoring to obtain the qualification of the Securities for sale under the laws of such jurisdictions as the Purchasers may reasonably designate, and will maintain such qualifications in effect so long as reasonably required for the sale of the Securities; provided, however, that the Company shall not be
                        --------  -------
     required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will promptly advise the Purchasers of the receipt by the Company of any notification with respect to (i) the suspension of the qualification of the Securities for sale in any jurisdiction or (ii) the initiation or threatening of any proceeding for such purpose.

          (f) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

          (g) None of the Company, its affiliates nor any person (excluding the Purchasers) acting on behalf of the Company or its affiliates will engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company, its affiliates and each such person acting on its or their behalf will comply with the offering restrictions requirement of Regulation S.

          (h) The Company shall, during any period in the three years after the Closing Date in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available, upon request, to any holder of the Securities or Common Stock issued upon conversion thereof in connection with any sale thereof and any prospective purchaser of Securities or Common Stock issued upon conversion thereof from such holder the information specified in Rule 144A(d)(4) under the Act.

          (i) The Company will not, and will not permit any of its affiliates (as defined in Rule 501(b) of Regulation D) to, sell any Securities or Common Stock issued upon conversion thereof which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

          (j) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) the offering of which security will be integrated with the sale of the Securities in a manner that would require the registration of the issuance and sale by the Company of the Securities or Common Stock issuable upon conversion thereof under the Act.

          (k) The Company shall include information substantially in the form set forth in Exhibit B in each Final Memorandum.

          (l) The Company shall use its best efforts in cooperation with the Purchasers to permit the Securities to be eligible for clearance and settlement through the Depository Trust Company.

          (m) The Company will not, for a period of 90 days following the Execution Time without prior written consent of the Purchasers (which consent shall not be unreasonably withheld), offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company, any preferred stock or Common Stock of the Company or any security convertible into or exchangeable for preferred stock or Common Stock (other than the Securities); provided, however, that the Company may (1) issue Common Stock
                  --------  -------
     upon exercise of presently outstanding options and warrants, (2) grant options pursuant to its 1991 Stock Option Plan, and (3) issue options and shares of its Common Stock to the shareholders of Electrotech as provided in the Share Purchase Agreement.

          (n) The Company will apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth in the Final Memorandum under the heading "Use of Proceeds."

          6.   Conditions to the Obligations of the Purchasers.  The obligations
               -----------------------------------------------
of the Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Company shall have furnished to the Purchasers the opinion of Riordan & McKinzie, counsel for the Company, dated the Closing Date, to the effect that:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own and lease its properties and conduct its business as described in the Final Memorandum and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, and in which the failure to be so qualified or to be in good standing would, in the aggregate in all such cases, have a Material Adverse Effect;

               (ii) the Company's authorized equity capitalization is as set forth in the Final Memorandum; the Securities and the Common Stock conform to the description thereof contained in the Final Memorandum in all material respects; the holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive or, to such counsel's knowledge, any other similar rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion thereof; and the shares of Common Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable;

               (iii) to the best knowledge of such counsel, except as described in the Final Memorandum, there are no outstanding rights, warrants, or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or equity interest in the Company or its subsidiaries;

               (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries that would have a Material Adverse Effect on the Company that is not adequately disclosed in the Final Memorandum, and there is no material franchise, contract or other material document which would be required to be disclosed in a Registration Statement on Form S-1 filed under the Act and which is not described in the Final Memorandum; the descriptions in the Final Memorandum of statutes, regulations, contracts, franchises or other documents, pending or threatened actions, suits or proceedings before any court or arbitrator, or brought by any governmental agency, authority or body fairly present the information shown;

               (v) the Indenture has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought); and the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture; and the statements set forth under the "Description of the Notes" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions;

               (vi) the Company has the corporate power and authority to enter into this Agreement, the Registration Agreement and the Share Purchase Agreement; this Agreement, the Registration Agreement and the Share Purchase Agreement have been duly authorized, executed and delivered by the Company;

               (vii) provided that the Securities are offered and sold in the manner contemplated by the Purchase Agreement and the Final Memorandum, and assuming compliance by the Company and the Purchasers with their respective representations, warranties and agreements with respect thereto as set forth in the Purchase Agreement and the compliance by the Shareholder parties thereto with their representations, warranties and covenants set forth in the Share Purchase Agreement, no consent, approval, authorization or order of any court or governmental agency or body is required for the performance by the Company of its obligations hereunder or under the Share Purchase Agreement, except (i) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Purchasers (as to which such counsel need express no opinion), (ii) as contemplated by the Registration Agreement and the separate Registration Agreement attached as Exhibit D to the Share Purchase Agreement and (iii) such other approvals (specified in such opinion) as have been obtained;

               (viii) provided that the Securities are offered and sold in the manner contemplated by the Purchase Agreement and the Final Memorandum, and assuming compliance by the Company and the Purchasers with their respective representations, warranties and agreements with respect thereto as set forth in the Purchase Agreement and the compliance by the Shareholder parties thereto with their representations, warranties and covenants set forth in the Share Purchase Agreement, neither the issue and sale of the Securities, the execution and delivery of the Indenture, the performance by the Company of its obligations under this Agreement, the Share Purchase Agreement, the Indenture, the Registration Agreement or the Notes, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law (except Blue Sky laws, as to which such counsel expresses no opinion) or the articles of incorporation or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it is bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; provided, however, that such counsel need express no opinion as to whether any such conflict, breach, violation or default will result under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company;

               (ix) provided that the Securities are offered and sold in the manner contemplated by the Purchase Agreement and the Final Memorandum, and assuming compliance by the Company and the Purchasers with their respective representations, warranties and agreements with respect thereto as set forth in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery by the Company of the Securities in the manner contemplated by this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act; and

          In addition, such counsel shall state that, in the course of preparation by the Company of the Final Memorandum, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Purchasers and representatives of counsel for the Purchasers, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Final Memorandum and related matters and (without taking any further action to verify independently the statements made in the Final Memorandum and, except solely as expressly stated in the foregoing opinion, without assuming responsibility for the accuracy, completeness or fairness of such statements) nothing has come to the attention of such counsel which would lead such counsel to believe that as of the date thereof or on the Closing Date, the Final Memorandum contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any statement with respect to the financial statements, schedules and other financial information included in the Final Memorandum).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Memorandum in this paragraph
     (a) include any amendments or supplements thereof or thereto at the Closing Date.

          (b) The Purchasers shall have received from Munger, Tolles & Olson, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Final Memorandum (together with any amendment or supplement thereof or thereto) and other related matters as the Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (c) The Company shall have furnished to the Purchasers a certificate of the Company, signed on behalf of the Company by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied pursuant to this agreement at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements incorporated by reference in the Final Memorandum, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum.

          (d) At the Execution Time and at the Closing Date, Ernst & Young LLP shall have furnished to the Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Purchasers, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Final Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder;

               (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of the following:

                      (1) a reading of the minutes of the meetings of stockholders, directors and the Audit and Compensation Committees of the Company and Electrotech and, where applicable, their subsidiaries;

                      (2) performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited interim financial statements of the Company and its consolidated subsidiaries included in the Final Memorandum and reading the unaudited interim financial data for the period from the date of the latest audited balance sheet included in the Final Memorandum to the date of the latest available interim financial data; and

                      (3) inquiries of certain officials of the Company and Electrotech who have responsibility for financial and accounting matters of the Company and Electrotech regarding their subsidiaries as to transactions and events subsequent to the December 31, 1995 and June 30, 1996 audited financial statements incorporated in the Final Memorandum, nothing came to their attention which caused them to believe that:

                      (1) the unaudited financial statements included in the Final Memorandum do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                      (2) any material modifications should be made to the unaudited financial statements for them to be in conformity with generally accepted accounting principles; or

                      (3) with respect to the period subsequent to June 30, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the Long-Term Debt or Capital Stock of the Company or Electrotech and their consolidated subsidiaries or decreases in the Shareholders' Equity of the Company or Electrotech as compared with the amounts shown on the June 30, 1995 consolidated balance sheet of the Company and combined balance sheet of Electrotech included in the Final Proxy Statement, or for the period from July 1, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in Revenue, or in total or per share amounts of Net Income (Loss) of the Company and Electrotech and their consolidated subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company or Electrotech as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

               (iii) they are unable to and do not express any opinion on the pro forma capitalization or the "Pro Forma Information" included or incorporated in the Final Memorandum or on the pro forma adjustments applied to the historical amounts included in such statements (the "Pro Forma Information"); however, for purposes of such letter they have:

                      (1)  read the Pro Forma Information;

                      (2) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Information above complies in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X;

                      (3) compared the historical amounts in the Pro Forma Information with the Company's or Electrotech's audited financial statements or accounting records; and

                      (4) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Information; and

               on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Information included in the Final Memorandum does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements; and

               (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and Electrotech and their subsidiaries) included or incorporated by reference in the Final Memorandum, including the information set forth under the captions "Summary Financial and Pro Forma Data," "Risk Factors", "Selected Consolidated Financial Data of PMT," "Selected Consolidated Financial Data of Electrotech," "Management's Discussion and Analysis of Financial Condition and Results of Operations of PMT," "Management's Discussion and Analysis of Financial Condition and Results of Operation of Electrotech," and "Business" therein, the information included or incorporated in Items 1, 6, 7, and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Final Memorandum, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Final Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          References to the Final Memorandum in this paragraph (d) include any amendment or supplement thereof or thereto at the date of the letter.

          (e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Purchasers, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

          (f) Prior to the Closing Date, the Company shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

          (g) At the Execution Time, the Company shall have furnished to the Purchasers a letter substantially in the form of Exhibit C hereto from persons listed on Exhibit C addressed to the Purchasers, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of preferred stock or Common Stock beneficially owned by such persons or any securities convertible into, or exchangeable for, shares of preferred stock or Common Stock for a period of 90 days following the closing of the Share Purchase Agreement without the prior written consent of Salomon Brothers Inc, other than shares of Common Stock disposed of as bona fide gifts.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchasers and counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or telefax confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Munger, Tolles & Olson, counsel for the Purchasers, at 355 South Grand Avenue, Los Angeles, California 90071 on the Closing Date.

          7.   Reimbursement of Purchasers' Expenses.  If the sale of the
               -------------------------------------
Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 6 hereof (other than the condition set forth in Section 6(b) (solely to the extent the inability to deliver such an opinion is due to general industry or economic conditions affecting the business or properties of the Company and its subsidiaries), or the condition set forth in Section 6(e)(ii) solely by reason of any change, or any development involving a prospective change, relating to general industry or economic conditions) is not satisfied, because of any termination pursuant to clause (i) of Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Purchasers, the Company will reimburse the Purchasers upon demand for all reasonable and duly documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

          8.   Indemnification and Contribution.
               --------------------------------

          (a) The Company agrees to indemnify and hold harmless each Purchaser, the directors, officers, employees and agents of each Purchaser and each person who controls each Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable
                          --------  -------
     in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of a Purchaser specifically for inclusion therein; provided, further, that the indemnification contained in this paragraph 8(a) with respect to any Preliminary Memorandum shall not inure to the benefit of any Purchaser (or of any person controlling such Purchaser) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof, if such person did not receive a copy of the Final Memorandum, provided the Company has delivered the Final Memorandum to the Purchasers in requisite quantity on a timely basis to permit the delivery thereof at or prior to the confirmation of the sale of such Securities to such person, and any untrue statement or omission of a material fact contained in such Preliminary Memorandum was corrected in the Final Memorandum. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Purchaser severally agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Purchasers, but only with reference to written information furnished to the Company by or on behalf of such Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Purchasers may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page, in the last two paragraphs of page 3 and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
     (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below);

     provided, however, that such counsel shall be reasonably satisfactory to
     --------  -------
     the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or both Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Purchasers from the offering of the Securities; provided, however, that
                                                         --------  -------
     in no case shall a Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Purchasers in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Purchasers shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchasers. The Company and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9.   Termination.  This Agreement shall be subject to termination in
               -----------
the absolute discretion of the Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the National Association of Securities Dealers Automated Quotation National Market System ("NMS") (other than by reason of an event listed in Clauses (ii), (iii) or (iv) of this Section 9), (ii) trading in securities generally on the New York Stock Exchange or the NMS shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or NMS, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

          10.  Representations and Indemnities to Survive.  The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          11.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered or telefaxed and confirmed to it in writing, at Seven World Trade Center, New York, New York, 10048, telefax no.: (212) 783-2274, attention of Legal Department; or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it in writing at 9255 Deering Avenue, Chatsworth, California 91311, telefax no.: (818) 886-8756, attention of Chief Executive Officer.

          12.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          13.  Applicable Law.  This Agreement will be governed by and construed
               --------------
in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Purchasers.


                                  Very truly yours,

                                  PLASMA & MATERIALS TECHNOLOGIES, INC.,


                                  By: /s/ Gregor A. Campbell
                                     ---------------------------
                                     Name: Gregor A. Campbell

                                     Title: President and
                                            Chief Executive Officer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC
UNTERBERG HARRIS

By:  Salomon Brothers Inc


     By: /s/ Douglas A. Brengel
         ----------------------

     Its: Managing Director

                                                                       EXHIBIT A


                         Form of Investment Letter for
                         -----------------------------
                      Institutional Accredited Investors
                      ----------------------------------



Plasma & Materials Technologies, Inc.
9255 Deering Avenue
Chatsworth, California 91311

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Dear Sirs:

          In connection with our proposed purchase of $            aggregate
principal amount of the 7-1/8% Convertible Subordinated Notes Due 2001 (the "Securities") of Plasma & Materials Technologies, Inc., a California corporation (the "Company"), we confirm that:

          1. We understand that the Securities and the Common Stock issuable upon conversion thereof have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Securities are being offered only in a transaction not involving any public offering within the meaning of the Securities Act,
     (y) that if we should resell, pledge or otherwise transfer such Securities or the Common Stock issuable upon conversion thereof within three years after the date of the original issuance of the Securities or within three months after we cease to be an Affiliate (within the meaning of Rule 144A under the Securities Act) of the Company, such Securities or the Common Stock issuable upon conversion thereof may be resold, pledged or transferred only (i) to the Company, (ii) so long as the Securities or the Common Stock issuable upon conversion thereof are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A) ("QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Securities or the Common Stock issuable upon conversion thereof),
     (iii) in an offshore transaction in accordance with Regulation S under the

     Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Securities or the Common Stock issuable upon conversion thereof), (iv) to an institution that is an "Accredited Investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Securities or the Common Stock issuable upon conversion thereof) that has certified to the Company and the Trustee (or, in the case of Common Stock, the Transfer Agent) that it is such an accredited investor and is acquiring the Securities or the Common Stock issuable upon conversion thereof for investment purposes and not for distribution, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Securities or the Common Stock issuable upon conversion thereof from us of the above resale restrictions, if then applicable. We further understand that, in connection with any transfer of the Securities or Common Stock issuable upon conversion thereof by us, the Company and the Trustee (or, in the case of Common Stock, the Transfer Agent) may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

          2. We are able to fend for ourselves in the transactions contemplated by this Offering Memorandum, we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

          3. We understand that the minimum principal amount of Securities that may be purchased by an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
     Act) is $250,000.

          4. We understand that the Company, Salomon Brothers Inc and Unterberg Harris as the initial purchasers of the Securities ("Initial Purchasers") and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and we agree that if any of the acknowledgements, representations and warranties deemed to have been made by us by our purchase of Securities, for our own account or for one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company and the Initial Purchasers.

          5. We are acquiring the Securities purchased by us for investment purposes, and not for distribution, for our own account or for one or more accounts as to each of which we exercise sole investment discretion and we are or such account is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
     Act).

          6. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                  Very truly yours,



                                  ______________________________
                                  (Name of Purchaser)

                                  By:___________________________

                                  Date:_________________________

                                                                       EXHIBIT B

                              NOTICE TO INVESTORS


Offers and Sales by the Initial Purchasers
------------------------------------------

          The Securities and the Common Stock issuable upon conversion thereof have not been registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except in accordance with an applicable exemption from the registration requirements thereof. Accordingly, the Securities are being offered and sold only (1) in the United States to qualified institutional buyers ("Qualified Institutional Buyers") under Rule 144A under the Securities Act and to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("Institutional Accredited Investors") in a private sale exempt from the registration requirements of the Securities Act, and (2) outside the United States to non-U.S. persons ("foreign purchasers") in reliance upon Regulation S under the Securities Act. Each Institutional Accredited Investor that is a purchaser of Securities from the Initial Purchasers will be required to sign a certificate in the form of Exhibit A attached hereto. Each foreign purchaser that is a purchaser of Securities from the Initial Purchasers (an "Initial Foreign Purchaser") will be required to sign a certificate in the form provided by the Initial Purchasers.


Investor Representations and Restrictions on Resale
---------------------------------------------------

          Each purchaser of the Securities will be deemed to have represented and agreed as follows:

          (1) it is acquiring the Securities for its own account or for an account with respect to which it exercises sole investment discretion, and that it or such account is a Qualified Institutional Buyer, an Institutional Accredited Investor acquiring the Securities for investment purposes and not for distribution or a foreign purchaser outside the United States;

          (2) it acknowledges that the Securities and the Common Stock issuable upon conversion thereof have not been registered under the Securities Act and may not be sold except as permitted below;

          (3) it understands and agrees (x) that such Securities are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and (y) that (A) if within three years (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144(k) of the Securities Act or any successor rule) after the date of original issuance of the Securities or if within three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, it decides to resell, pledge or otherwise transfer such Securities or the Common Stock issuable upon conversion thereof on which the applicable legend as set forth below appears, such Securities or the Common Stock issuable upon conversion thereof may be resold, pledged or transferred only (i) to the Company, (ii) so long as such Security or the Common Stock issuable upon conversion thereof is eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Security if such Security is not in book-entry form) and a certificate which may be obtained from the Company or the Trustee is delivered by the transferee to the Company and the Trustee, (iii) in an offshore transaction in accordance with Regulation S (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Security if such Security is not in book-entry form), but, if such transfer is being effected by an Initial Foreign Purchaser or any foreign purchaser who has purchased Securities from an Initial Foreign Purchaser or from any person other than a Qualified Institutional Buyer or an Institutional Accredited Investor pursuant to this clause (iii) prior to the expiration of the "40 day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act), the transferee shall have certified to the Company and the Trustee that such transferee is a non-U.S. person (within the meaning of Regulation S) and that such transferee is acquiring the Securities in an offshore transaction; (iv) to an Institutional Accredited Investor (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Security if such Security is not in book-entry form) who has certified to the Company and the Trustee (or, in the case of Common Stock, the Transfer Agent) that such transferee is an Institutional Accredited Investor and is acquiring the Securities or Common Stock for investment purposes and not for distribution (provided that no Initial Foreign Purchaser or any foreign purchaser who has purchased Securities from an Initial Foreign Purchaser or from any person other than a Qualified Institutional Buyer or an Institutional Accredited Investor pursuant to clause (iii) shall be permitted to transfer any Securities (or the Common Stock issuable upon conversion thereof) so purchased by it to an Institutional Accredited Investor pursuant to this clause (iv) prior to the expiration of the "40 day restricted period" and a certificate which may be obtained from the Company or the Trustee is delivered by the transferee to the Company and the Trustee), (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act and a certificate which may be obtained from the Company or the Trustee is delivered by the transferee to the Company and the Trustee, in each case in accordance with any applicable securities laws of any state of the United States, (B) the purchaser will, and each subsequent holder is required to, notify any purchaser of Securities or the Common Stock issuable upon conversion thereof from it of the resale restrictions referred to in (A) above, if then applicable, and
     (C) with respect to any transfer of Securities or the Common Stock issuable upon conversion thereof by an Institutional Accredited Investor, such holder will deliver to the Company and the Trustee (or, in the case of Common Stock, the Transfer Agent) such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions, including, without limitation, a certificate in the form of Exhibit A hereto;

          (4) with respect to the Securities, it understands that the notification requirement referred to in (3) above will be satisfied, in the case only of transfers by physical delivery of certificated Securities other than a Global Note, by virtue of the fact that the following legend will be placed on the Securities unless otherwise agreed by the Company:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY (OR SUCH SHORTER PERIOD AS MAY THEN BE APPLICABLE UNDER THE SECURITIES ACT) OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX

          CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS SECURITY IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE (PROVIDED THAT CERTAIN HOLDERS SPECIFIED IN THE INDENTURE MAY NOT TRANSFER THIS SECURITY PURSUANT TO THIS CLAUSE
          (4) PRIOR TO EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT),
          (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTIONS. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.";

          (5) with respect to the Common Stock issuable upon conversion of the Securities, it understands that the notification requirement referred to in
     (3) above will be
     satisfied by virtue of the fact that the following legend will be placed on the Common Stock unless otherwise agreed by the Company:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY (OR SUCH SHORTER PERIOD AS MAY THEN BE APPLICABLE UNDER THE SECURITIES ACT) OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR
          (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS SECURITY IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRANSFER AGENT, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER

          THE SECURITIES ACT AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTIONS. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH
          (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.";

          (6) it (i) is able to fend for itself in the transactions contemplated by this Offering Memorandum; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and
     (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

          (7) it understands the Company, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that if any of the acknowledgements, representations and warranties deemed to have been made by it by its purchase of the Securities are no longer accurate, it shall promptly notify the Company and the Initial Purchasers. If it is acquiring the Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account; and

          (8) it has not engaged in, and prior to the expiration of the 40-day period provided for in Rule 903 of Regulation S will not engage in, any short selling of any equity issued by the Company (including, without limitation, the Common Stock) or any hedging transaction with respect to any such equity security, including without limitation put, call or other option transactions, option writing and equity swaps.

           (Letterhead of officer, director or major shareholder of

                     Plasma & Materials Technologies, Inc.

                     Plasma & Materials Technologies, Inc.
                  Offering of 7-1/8% Convertible Subordinated
                  -------------------------------------------
                                Notes Due 2001
                                --------------


                                                                          , 1996



Salomon Brothers Inc
Unterberg Harris
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

          This letter is being delivered to you in connection with the proposed Purchase Agreement (the "Purchase Agreement"), between Plasma & Materials Technologies, Inc., a California corporation (the "Company"), and you as purchasers relating to an offering of the Company's 7-1/8% Convertible Subordinated Notes Due 2001, which are convertible into Common Stock, no par value (the "Common Stock"), of the Company.

          In order to induce you to enter into the Purchase Agreement, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock for a period of 90 days following the day on which the Purchase Agreement is executed without Salomon Brothers Inc's; provided, however, that the undersigned may exercise any outstanding stock options without such prior written consent.

          If for any reason the Purchase Agreement shall be terminated prior to the Closing Date (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.

                                  Yours very truly,


                                  -----------------------------------
                                  Gregor A. Campbell



                                  -----------------------------------
                                  John A. Rollwagon

                                  -----------------------------------
                                  James F. Marshall


                                  -----------------------------------
                                  John W. LaValle


                                  -----------------------------------
                                  Harvey J. Frye


                                  -----------------------------------
                                  Steve Rhoades


                                  -----------------------------------
                                  David J. Hemker, M.D.


                                  -----------------------------------
                                  Robert J. Snyder


                                  -----------------------------------
                                  Craig S. Montesanti


                                  -----------------------------------
                                  C. Bradford Jones


                                  -----------------------------------
                                  Brian D. Jacobs

                                  ST. PAUL VENTURE CAPITAL, INC.


                                  By:________________________________

                                  BRENTWOOD ASSOCIATES


                                  By:________________________________

                                  SCHEDULE I

                                                      Principal Amount
                                                      of Firm Securities
                                                      to be Purchased
                                                      ---------------
Salomon Brothers Inc.................................  $60,000,000

Unterberg Harris.....................................   15,000,000
                                                       -----------

TOTAL................................................  $75,000,000
                                                       ===========